UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2010

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SonomaWest Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	000-01912	94-1069729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2064 Highway 116 North Sebastopol, California	95472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 824-2534

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)  On December 31, 2010, Walker R. Stapleton, the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors (the “Board”) of SonomaWest Holdings, Inc. (the “Company”), tendered his resignation from such positions and as a director of the Company, effective as of such date. Mr. Stapleton will begin serving as the Colorado State Treasurer on January 11, 2011.

(c)      On December 31, 2010, the Board appointed Craig R. Stapleton, Mr. W. Stapleton’s father and the Company’s largest stockholder, to the positions of President, Chief Executive Officer and Chief Financial Officer of the Company, effective upon the resignation by Mr. W. Stapleton from such positions. The Board also elected Mr. Craig Stapleton as a director of the Company and as Chairman of the Board to fill the vacancies in these positions resulting from Mr. W. Stapleton’s resignation. Mr. Craig Stapleton will serve as a director of the Company until the next annual meeting of stockholders. Mr. Craig Stapleton will receive an annual base salary of $60,000 for his service as the Company’s President, Chief Executive Officer and Chief Financial Officer.

Mr. Craig R. Stapleton, age 65, is a Senior Advisor of Stone Point Capital LLC, in Greenwich, Connecticut, and is Lead Director on the Board of Abercrombie and Fitch. He served the United States as Ambassador to France from 2005 to 2009 and as Ambassador to the Czech Republic from 2001 to 2004. From 1982 to 2001, he was the President of Marsh and McLennan Real Estate Advisors of New York. Mr. Craig Stapleton was a director of the Company from 1995 to 2001.  Mr. Craig Stapleton is President of the Vaclav Havel Foundation in the United States.  He was awarded the Jan Masaryk Medal for service to the Czech Republic.  He served on the Board of the Peace Corps under President George H. W. Bush.  In May 2009, President Nicholas Sarkozy named Ambassador Stapleton a Commandeur of the Legion of Honor.  Mr. Craig Stapleton is currently serving as a Trustee of the George W. Bush Library and Foundation, the 9/11 Memorial Foundation, the de Tocqueville/United Way Foundation, CERGE (the Center for Economic Research and Graduate Education), and the Association François-Xavier Bagnoud.  He has served on the Visiting Committee for Harvard College and the Committee on University Resources. He holds a B.A. (magna cum laude) from Harvard University and an M.B.A. from the Harvard Graduate School of Business Administration.

(d)      Information set forth in Item 5.02(c) of this Current Report on Form 8-K with respect to the election of Mr. Craig Stapleton as a director of the Company is incorporated into this Item 5.02(d) by reference.

(e)       Mr. Stapleton will continue to provide consulting services to the Company pursuant to a consulting agreement dated January 1, 2011 (the “Consulting Agreement”) between the Company and Rocky Mountain Trust, LLC. Under the Consulting Agreement, Mr. Stapleton will receive an hourly fee of $250, with an annual maximum of $150,000. The term of the Consulting Agreement is for one year, unless earlier terminated pursuant to the terms therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMAWEST HOLDINGS, INC.

Date: January 3, 2011	By:	/s/ Craig R. Stapleton
Craig R. Stapleton
President, Chief Executive Officer and Chief Financial Officer